ITEX   CORPORATION   COMPLETES  THE  SALE  OF  ITS  TORONTO  AND  NEW  YORK
CORPORATE-OWNED OFFICES

o        Corporate overhead reduced
o        Corporate owned stores now reduced to three

Sacramento - CA - August 8, 2003 - ITEX Corporation, (OTCBB: ITEX) a leading business services and payment systems company, today announced it has completed the sale of its corporate-owned offices in Toronto and New York. The signing of a Letter of Intent was previously announced on July 14.

Corporate Overhead Reduced

"NYTO Trade Incorporated" acquired the New York office and "44 Trade Corporation" purchased the Toronto office. Mr. John Castoro, a former vice president of the company, is the principal shareholder of both corporations. The $950,000 combined purchase price will be paid to ITEX over the next five years. The Toronto and New York offices will continue operations under independent broker and franchise agreements. ITEX retains ownership of the client base and will continue to recognize the revenue stream from operations. The purchaser has offered employment to all existing employees of the former offices.

ITEX Corporation has reduced its personnel count from a high of fifty-seven in May to thirty-six today. Management believes the Company was top-heavy in salaries and administrative expenses during the past fiscal year and began reducing these costs in mid-June.

Corporate-Owned Offices Reduced to Three

In May of this year ITEX had six corporate-owned offices. Newly opened Las Vegas was absorbed into an existing broker office in June. Toronto and New York have now been sold, leaving Seattle, Sacramento and Vancouver, British Colombia. Management is not certain the remaining offices will be sold, but is continuing to consider various options. ITEX has an overall Broker Network of approximately 70 offices in the United States and Canada.

Steven White, Chairman of the Board stated, "A leading factor in negotiating these sales was that the ITEX business model should be one of supporting the Broker Network and not competing with it. Another factor was reducing corporate overhead as our costs began to outweigh revenue. Both of these goals were accomplished."

Mr. White further stated, "Equally important is our belief that Mr. Castoro is one of the top executives in the Barter industry with a track record of leading teams to industry highs in both trade transactions and new client enrollment. We anticipate that his exceptional sales expertise will assist the overall Broker Network and his two offices will increase the overall sales of the Company."



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About ITEX:
-----------

         Founded in 1982, ITEX Corporation (http://www.itex.com) is a business services and payment systems company processing over $150,000,000 a year in transactions between member businesses. ITEX assists its member businesses to increase sales, open new markets and utilize the full business capacity of their enterprises by providing a private currency through the company's broker network and client base.

This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release). Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: the continuing development of successful marketing strategies for our concepts; the effect of international, national, and regional economic conditions; our ability to satisfy our debt obligations; the availability of adequate working capital; the effect of competitive barter exchanges; changes in legislation; demographic changes, our ability to attract and retain qualified personnel; changes in our business strategy or development plans; business disruptions; and changes in the demand for goods and services offered by members of our trade exchange. Statements in this release should be evaluated in light of these important factors. All information set forth in this release is as of August 8, 2003, and ITEX undertakes no duty to update this information. More information about these and other important factors that could affect our business and financial results is included in our Annual Report on Form 10-KSB for the fiscal year ended July 31, 2002, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations", which is on file with the Securities and Exchange Commission. Additional information may also be set forth in those sections in our quarterly reports on Form 10-QSB previously filed with the Securities and Exchange Commission.

Contact: Alan Zimmelman at 916.679.1222 or e-mail at alan.zimmelman@itex.com